Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David J. LaRue and Robert G. O’Brien, as their true and lawful attorneys-in-fact and agents with full power of substitution, for him or her in any and all capacities, to sign the Registration Statement on Form S-8 regarding the Forest City 401(k) Employee Savings Plan & Trust and all amendments to such Registration Statement (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Albert B. Ratner Albert B. Ratner	Co-Chairman of the Board and Director	March 4, 2011

/s/ Samuel H. Miller Samuel H. Miller	Co-Chairman of the Board, Treasurer and Director	March 4, 2011

/s/ Charles A. Ratner Charles A. Ratner	President, Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2011

/s/ Robert G. O’Brien Robert G. O’Brien	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 3, 2011

/s/ Linda M. Kane Linda M. Kane	Senior Vice President, Chief Accounting and Administrative Officer (Principal Accounting Officer)	March 4, 2011

/s/ James A. Ratner James A. Ratner	Executive Vice President and Director	March 3, 2011

/s/ Ronald A. Ratner Ronald A. Ratner	Executive Vice President and Director	March 4, 2011

/s/ Brian J. Ratner Brian J. Ratner	Executive Vice President and Director	March 7, 2011

/s/ Bruce C. Ratner Bruce C. Ratner	Executive Vice President and Director	March 4, 2011

/s/ Arthur F. Anton Arthur F. Anton	Director	March 6, 2011

/s/ Scott S. Cowen Scott S. Cowen	Director	March 4, 2011

Signature	Title	Date

/s/ Michael P. Esposito, Jr. Michael P. Esposito, Jr.	Director	March 4, 2011

/s/ Deborah L. Harmon Deborah L. Harmon	Director	March 29, 2011

/s/ Stan Ross Stan Ross	Director	March 17, 2011

/s/ Deborah Ratner Salzberg Deborah Ratner Salzberg	Director	March 3, 2011

/s/ Joan K. Shafran Joan K. Shafran	Director	March 18, 2011

/s/ Louis Stokes	Director	________ __, 2011